SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2006

NB&T FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

OHIO	0-23134	31-1004998
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

48 N. South Street, Wilmington, Ohio 45177

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (937) 382-1441

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a material definitive agreement.

(a) Effective March 20, 2006, The National Bank and Trust Company (the “Bank”), the wholly-owned subsidiary of NB&T Financial Group, Inc. (the “Company”) entered into a Consulting Agreement (the “Agreement”) with Timothy L. Smith, Chairman of the Boards of Directors the Bank and the Company. The Agreement provides that Mr. Smith shall be available to consult with the Board of Directors and officers of the Bank and perform services consistent with those performed by executive level Bank employees as assigned to him from time to time by the Board of Directors and officers of the Bank. The term of this Agreement shall commence on March 20, 2006, and shall continue until June 30, 2006. Commencing on the date of this Agreement and continuing until the expiration or termination of this Agreement, Smith shall receive $22,000 per month.

(b) On March 2, 2006, the Company and the Bank entered into an employment agreement with Mr. Limbert, a copy of which is attached to Form 8-K dated March 2, 2006 as an exhibit. On March 21, 2006, the Company and the Bank amended that agreement to include home sale assistance for Mr. Limbert. With this amendment, The Bank agrees to execute an agreement with a relocation company, reasonably agreeable to Mr. Limbert, pursuant to which Mr. Limbert’s home will be marketed and the Bank will offer to purchase the home from Mr. Limbert at an appraised price if the home is not sold within an agreed upon period of time.

(c) On March 20, 2006, the Company awarded Mr. Limbert an option to purchase 30,000 common shares at an exercise price of $20.88 per share. This award was made according to the terms of the option award agreement attached to Mr. Limbert’s employment agreement dated March 2, 2006, and attached to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on March 3, 2006.

ITEM 7.01 Regulation FD Disclosure

The information set forth in Items 1.01 of this Form 8-K is incorporated by reference in this Item 7.01.

ITEM 8.01 Other Events.

The following was contained in a press release issued by NB&T Financial Group, Inc., on or about March 21, 2006:

NB&T Financial Group, Inc., parent company of The National Bank and Trust Company, has declared a dividend of $.27 per share payable April 28, 2006 to shareholders of record as of the close of business on March 31, 2006. This amount is an increase of 3.8% from the dividend of $.26 per share declared in March 2005.

National Bank and Trust, with assets of $650 million, operates 19 banking offices and an insurance subsidiary, NB&T Insurance Agency, Inc., in Clinton, Clermont, Brown, Warren, Highland, Adams and Hardin counties.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	Consulting Agreement with Timothy L. Smith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NB&T Financial Group, Inc.

By:	/s/ Craig F. Fortin
Craig F. Fortin Senior Vice President, Chief Financial Officer

Date: March 22, 2006